Exhibit 5.10

October 12, 2010

Omega Healthcare Investors, Inc.
200 International Circle
Suite 3500
Hunt Valley, Maryland 21030

Re: Registration Statement on Form S-4 filed by Omega Healthcare Investors, Inc.

Ladies and Gentlemen:

We have acted as special Michigan counsel to Long Term Care – Michigan, Inc., a Michigan corporation (the “Guarantor”) and wholly owned subsidiary of Omega Healthcare Investors, Inc., a Maryland corporation (the “Parent”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Parent and the subsidiary guarantors listed on Schedule I hereto (the “Subsidiary Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offer by the Parent (the “Exchange Offer”) to exchange up to $200,000,000 in aggregate principal amount of the Parent’s registered 7½% Senior Notes due 2020 (the “Exchange Notes”) for an equal aggregate principal amount of its existing 7½% Senior Notes due 2020 issued and outstanding in the aggregate principal amount of $200,000,000 (the “Initial Notes”), under the indenture dated as of February 9, 2010 (the “Original Indenture”), among the Parent, the Subsidiary Guarantors signatory thereto and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by that certain First Supplemental Indenture dated as of June 23, 2010, and by that certain Second Supplemental Indenture dated as of September 2, 2010, each among the Parent, the Subsidiary Guarantors signatory thereto and the Trustee (collectively, the “Supplemental Indentures” and, together with the Original Indenture, the “Indenture”).  All capitalized terms which are defined in the Indenture shall have the same meanings when used herein, unless otherwise specified.

Omega Healthcare Investors, Inc.
October 12, 2010

_______________________________________

We have not been involved in the preparation of the Registration Statement, nor were we involved in the negotiation, preparation or execution of any of the other Transaction Documents (as defined below), or any of the related agreements executed or delivered in connection therewith.  We have been retained solely for the purpose of rendering certain opinions pursuant to Michigan law.

In connection herewith, we have examined:

1.   the Registration Statement in the form filed with the Commission on August 9, 2010;

2.   an executed copy of the Original Indenture, including the guarantee of the Notes (each, a “Guarantee”) provided for therein;

3.   an executed copy of the Supplement Indentures;

4.   an executed copy of the Initial Notes and the notation of Subsidiary Guarantee endorsed thereon;

5.   the form of the Exchange Notes attached as Exhibit A to the Original Indenture;

6.   the form of notation of Subsidiary Guarantee to be endorsed on the Exchange Notes attached as Exhibit E to the Original Indenture;

7.   the Articles of Incorporation of the Guarantor as certified by the Secretary of State of the State of Michigan as of October 1, 2010 (the “Articles”);

8.   the Bylaws of the Guarantor, as in effect on the date hereof and as certified by the Secretary of the Guarantor;

9.   a Certificate of Good Standing from the Michigan Department of Labor and Economic Growth dated October 1, 2010 with respect to the Guarantor;

10.   a certificate of the Secretary of the Guarantor dated October 5, 2010 (the “Secretary Certificate”); and

11.   certain resolutions adopted by the sole director of the Guarantor relating to the transactions referred to herein, as certified by the Secretary of the
Guarantor.

The documents references as items (1) through (6) above are collectively referred to as the “Transaction Documents.”

Omega Healthcare Investors, Inc.
October 12, 2010

_______________________________________

For purposes of this opinion letter, we have not reviewed any documents other than the foregoing.  In particular, we have not reviewed any document that is referred to in or incorporated by reference into the Indenture (other than the Initial Notes, the form of Exchange Notes and the form of notation of Subsidiary Guarantee).  We have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinion stated herein.  We have also assumed, with your permission, that (i) the certifications set forth in the Secretary Certificate are true and correct as of the date hereof and (ii) the resolutions and by-laws referenced in the Secretary Certificate and the Articles referred to above, have not been amended, altered, repealed or superseded.  We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies.  As to matters of fact material to our opinion, we have relied, without independent investigation, upon the representations contained in the Transaction Documents and on statements of governmental officials and upon representations made in or pursuant to certificates and statements of appropriate representatives of the Guarantor.

In connection herewith, we have assumed that, other than with respect to the Guarantor, all of the Transaction Documents have been duly authorized by, have been duly executed and delivered by, and constitute the valid, binding and enforceable obligations of, all of the parties thereto, all of the signatories to such documents have been duly authorized by all such parties and all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.  We have also assumed, with your permission, that the Trustee has duly authenticated the Initial Notes.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that, when (i) the Registration Statement as finally amended (including all post-effective amendments) has become effective under the Act, (ii) the Indenture has become duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Notes (in the form examined by us) have been duly executed by the Parent and duly authenticated and delivered by the Trustee in accordance with the provisions of the Indenture and issued in exchange for the Initial Notes upon consummation of and otherwise in accordance with the Exchange Offer, the Guarantee provided for in the Indenture by the Guarantor with respect to the Exchange Notes will constitute a valid and binding obligation of the Guarantor.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinion set forth herein is further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

a.   Our opinion herein reflects only the application of applicable Michigan law (excluding the securities and blue sky laws of such State) that we, based on our experience, recognize as applicable to the Guarantor in a transaction of the type contemplated by the Indenture.  We express no opinion as to the effect of the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto.  We note that the Guarantee and the Indenture are to be governed by and are to be construed and enforced in accordance with the substantive laws of the State of New York.  However, in rendering the opinions expressed herein, we have assumed, with your permission, that the substantive laws of the State of Michigan would apply.

Omega Healthcare Investors, Inc.
October 12, 2010

_______________________________________

b.   We express no opinion as to the enforceability of the Exchange Notes.

c.   The opinion set forth herein is made as of the date hereof and is subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same.  The opinion expressed herein is based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise.  In rendering our opinion, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

d.   Our opinion contained herein is subject to the effect of any (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting or relating to the rights and remedies of creditors generally including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination, (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), (iii) implied covenant of good faith and fair dealing, and (iv) securities laws and public policy underlying such laws with respect to rights to indemnification and contribution.

e.   Our opinion is further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating, or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees.

Omega Healthcare Investors, Inc.
October 12, 2010

_______________________________________

f.   We express no opinion as to the enforceability of (1) any provision of the Indenture purporting or attempting to (A) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue, (B) confer subject matter jurisdiction on a court not having independent grounds therefor, (C) modify or waive the requirements for effective service of process for any action that may be brought, (D) waive the right of the Company or any other person to a trial by jury, (E) provide that remedies are cumulative or that decisions by a party are conclusive or (F) modify or waive the rights to notice, legal defenses, statutes of limitations or other benefits that cannot be waived under applicable law or (2) any provision of the Indenture relating to choice of law.

g.   We express no opinion as to whether a subsidiary may guarantee or otherwise be liable for indebtedness incurred by its parent except to the extent that such subsidiary may be determined to have benefited from the incurrence of the indebtedness by its parent or whether such benefit may be measured other than by the extent to which the proceeds of the indebtedness incurred by its parent are, directly or indirectly, made available to such subsidiary for its corporate or other analogous purposes.

h.   We express no opinion as to (i) the authorizations, approvals or consents that may be necessary under federal or state securities and “blue sky” laws (including without limitation, Michigan securities and “blue sky” laws) in connection with the transactions contemplated by the Transaction Documents or (ii) the qualification of the Indenture under federal or state securities laws, including without limitation the Trust Indenture Act of 1939, as amended.

We do not render any opinions except as set forth above.  The opinion set forth herein is made as of the date hereof.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the captions “Legal Matters.”  We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the Exchange Offer.  In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Omega Healthcare Investors, Inc.
October 12, 2010

_____________________________________

Very truly yours,

Miller Johnson

By	/s/ Maxwell N. Barnes
Maxwell N. Barnes

MNB:jao
Enclosure

Schedule I

Subsidiary Guarantors

Subsidiary	State or other jurisdiction of formation
Arizona Lessor - Infinia, Inc.	Maryland
Baldwin Health Center, Inc.	Pennsylvania
Bayside Alabama Healthcare Second, Inc.	Alabama
Bayside Arizona Healthcare Associates, Inc.	Arizona
Bayside Arizona Healthcare Second, Inc.	Arizona
Bayside Colorado Healthcare Associates, Inc.	Colorado
Bayside Colorado Healthcare Second, Inc.	Colorado
Bayside Indiana Healthcare Associates, Inc.	Indiana
Bayside Street II, Inc.	Delaware
Bayside Street, Inc.	Maryland
Canton Health Care Land, Inc.	Ohio
Carnegie Gardens LLC	Delaware
Center Healthcare Associates, Inc.	Texas
Cherry Street – Skilled Nursing, Inc.	Texas
Colonial Gardens, LLC	Ohio
Colorado Lessor - Conifer, Inc.	Maryland
Copley Health Center, Inc.	Ohio
CSE Albany LLC	Delaware
CSE Amarillo LLC	Delaware
CSE Anchorage LLC	Delaware
CSE Arden L.P.	Delaware
CSE Augusta LLC	Delaware
CSE Bedford LLC	Delaware
CSE Blountville LLC	Delaware
CSE Bolivar LLC	Delaware
CSE Cambridge LLC	Delaware
CSE Cambridge Realty LLC	Delaware
CSE Camden LLC	Delaware
CSE Canton LLC	Delaware
CSE Casablanca Holdings II LLC	Delaware
CSE Casablanca Holdings LLC	Delaware
CSE Cedar Rapids LLC	Delaware
CSE Centennial Village	Delaware
CSE Chelmsford LLC	Delaware
CSE Chesterton LLC	Delaware
CSE Claremont LLC	Delaware
CSE Corpus North LLC	Delaware
CSE Crane LLC	Delaware
CSE Denver Iliff LLC	Delaware
CSE Denver LLC	Delaware
CSE Douglas LLC	Delaware
CSE Dumas LLC	Delaware
CSE Elkton LLC	Delaware
CSE Elkton Realty LLC	Delaware
CSE Fairhaven LLC	Delaware
CSE Fort Wayne LLC	Delaware
CSE Frankston LLC	Delaware
CSE Georgetown LLC	Delaware

Subsidiary	State or other jurisdiction of formation
CSE Green Bay LLC	Delaware
CSE Hilliard LLC	Delaware
CSE Huntingdon LLC	Delaware
CSE Huntsville LLC	Delaware
CSE Indianapolis-Continental LLC	Delaware
CSE Indianapolis-Greenbriar LLC	Delaware
CSE Jacinto City LLC	Delaware
CSE Jefferson City LLC	Delaware
CSE Jeffersonville-Hillcrest Center LLC	Delaware
CSE Jeffersonville-Jennings House LLC	Delaware
CSE Kerrville LLC	Delaware
CSE King L.P.	Delaware
CSE Kingsport LLC	Delaware
CSE Knightdale L.P.	Delaware
CSE Lake City LLC	Delaware
CSE Lake Worth LLC	Delaware
CSE Lakewood LLC	Delaware
CSE Las Vegas LLC	Delaware
CSE Lawrenceburg LLC	Delaware
CSE Lenoir L.P.	Delaware
CSE Lexington Park LLC	Delaware
CSE Lexington Park Realty LLC	Delaware
CSE Ligonier LLC	Delaware
CSE Live Oak LLC	Delaware
CSE Logansport LLC	Delaware
CSE Lowell LLC	Delaware
CSE Marianna Holdings LLC	Delaware
CSE Memphis LLC	Delaware
CSE Mobile LLC	Delaware
CSE Moore LLC	Delaware
CSE North Carolina Holdings I LLC	Delaware
CSE North Carolina Holdings II LLC	Delaware
CSE Omro LLC	Delaware
CSE Orange Park LLC	Delaware
CSE Orlando-Pinar Terrace Manor LLC	Delaware
CSE Orlando-Terra Vista Rehab LLC	Delaware
CSE Pennsylvania Holdings	Delaware
CSE Piggott LLC	Delaware
CSE Pilot Point LLC	Delaware
CSE Ponca City LLC	Delaware
CSE Port St. Lucie LLC	Delaware
CSE Richmond LLC	Delaware
CSE Ripley LLC	Delaware
CSE Ripon LLC	Delaware
CSE Safford LLC	Delaware
CSE Salina LLC	Delaware
CSE Seminole LLC	Delaware
CSE Shawnee LLC	Delaware
CSE Spring Branch LLC	Delaware
CSE Stillwater LLC	Delaware
CSE Taylorsville LLC	Delaware
CSE Texarkana LLC	Delaware
CSE Texas City LLC	Delaware
CSE The Village LLC	Delaware

Subsidiary	State or other jurisdiction of formation
CSE Upland LLC	Delaware
CSE Walnut Cove L.P.	Delaware
CSE West Point LLC	Delaware
CSE Whitehouse LLC	Delaware
CSE Williamsport LLC	Delaware
CSE Winter Haven LLC	Delaware
CSE Woodfin L.P.	Delaware
CSE Yorktown LLC	Delaware
Dallas – Skilled Nursing, Inc.	Texas
Delta Investors I, LLC	Maryland
Delta Investors II, LLC	Maryland
Desert Lane LLC	Delaware
Dixon Health Care Center, Inc.	Ohio
Florida Lessor – Crystal Springs, Inc.	Maryland
Florida Lessor – Emerald, Inc.	Maryland
Florida Lessor – Lakeland, Inc.	Maryland
Florida Lessor – Meadowview, Inc.	Maryland
Florida Real Estate Company, LLC	Florida
Georgia Lessor - Bonterra/Parkview, Inc.	Maryland
Greenbough, LLC	Delaware
Hanover House, Inc.	Ohio
Heritage Texarkana Healthcare Associates, Inc.	Texas
House of Hanover, Ltd	Ohio
Hutton I Land, Inc.	Ohio
Hutton II Land, Inc.	Ohio
Hutton III Land, Inc.	Ohio
Indiana Lessor – Jeffersonville, Inc.	Maryland
Indiana Lessor – Wellington Manor, Inc.	Maryland
Jefferson Clark, Inc.	Maryland
LAD I Real Estate Company, LLC	Delaware
Lake Park – Skilled Nursing, Inc.	Texas
Leatherman 90-1, Inc.	Ohio
Leatherman Partnership 89-1, Inc.	Ohio
Leatherman Partnership 89-2, Inc.	Ohio
Long Term Care – Michigan, Inc.	Michigan
Long Term Care – North Carolina, Inc.	North Carolina
Long Term Care Associates – Illinois, Inc.	Illinois
Long Term Care Associates – Indiana, Inc.	Indiana
Long Term Care Associates – Texas, Inc.	Texas
Meridian Arms Land, Inc.	Ohio
North Las Vegas LLC	Delaware
NRS Ventures, L.L.C.	Delaware
OHI (Connecticut), Inc.	Connecticut
OHI (Florida), Inc.	Florida
OHI (Illinois), Inc.	Illinois
OHI (Indiana), Inc.	Indiana
OHI (Iowa), Inc.	Iowa
OHI (Kansas), Inc.	Kansas
OHI Asset (CA), LLC	Delaware
OHI Asset (CO), LLC	Delaware
OHI Asset (CT) Lender, LLC	Delaware
OHI Asset (FL), LLC	Delaware
OHI Asset (ID), LLC	Delaware
OHI Asset (IL), LLC	Delaware

Subsidiary	State or other jurisdiction of formation
OHI Asset (IN), LLC	Delaware
OHI Asset (LA), LLC	Delaware
OHI Asset (MI), LLC	Delaware
OHI Asset (MI/NC), LLC	Delaware
OHI Asset (MO), LLC	Delaware
OHI Asset (OH) Lender, LLC	Delaware
OHI Asset (OH) New Philadelphia, LLC	Delaware
OHI Asset (OH), LLC	Delaware
OHI Asset (PA) Trust	Maryland
OHI Asset (PA), LLC	Delaware
OHI Asset (SMS) Lender, Inc.	Maryland
OHI Asset (TX), LLC	Delaware
OHI Asset CSB LLC	Delaware
OHI Asset CSE – E, LLC	Delaware
OHI Asset CSE – U, LLC	Delaware
OHI Asset Essex (OH), LLC	Delaware
OHI Asset II (CA), LLC	Delaware
OHI Asset II (FL), LLC	Delaware
OHI Asset II (PA) Trust	Maryland
OHI Asset III (PA) Trust	Maryland
OHI Asset IV (PA) Silver Lake Trust	Maryland
OHI Asset, LLC	Delaware
OHI of Texas, Inc.	Maryland
OHI Sunshine, Inc.	Florida
OHI Tennessee, Inc.	Maryland
OHIMA, Inc.	Massachusetts
Omega (Kansas), Inc.	Kansas
Omega TRS I, Inc.	Maryland
Orange Village Care Center, Inc.	Ohio
OS Leasing Company	Kentucky
Panama City Nursing Center LLC	Delaware
Parkview – Skilled Nursing, Inc.	Texas
Pavillion North Partners, Inc.	Pennsylvania
Pavillion North, LLP	Pennsylvania
Pavillion Nursing Center North, Inc.	Pennsylvania
Pine Texarkana Healthcare Associates, Inc.	Texas
Reunion Texarkana Healthcare Associates, Inc.	Texas
San Augustine Healthcare Associates, Inc.	Texas
Skilled Nursing – Gaston, Inc.	Indiana
Skilled Nursing – Herrin, Inc.	Illinois
Skilled Nursing – Hicksville, Inc.	Ohio
Skilled Nursing – Paris, Inc.	Illinois
Skyler Maitland LLC	Delaware
South Athens Healthcare Associates, Inc.	Texas
St. Mary’s Properties, Inc.	Ohio
Sterling Acquisition Corp.	Kentucky
Sterling Acquisition Corp. II	Kentucky
Suwanee, LLC	Delaware
Texas Lessor – Stonegate GP, Inc.	Maryland
Texas Lessor – Stonegate, Limited, Inc.	Maryland
Texas Lessor – Stonegate, LP	Maryland
Texas Lessor – Treemont, Inc.	Maryland
The Suburban Pavilion, Inc.	Ohio
Washington Lessor – Silverdale, Inc.	Maryland
Waxahachie Healthcare Associates, Inc.	Texas
West Athens Healthcare Associates, Inc.	Texas
Wilcare, LLC	Ohio